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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-0702004) pertaining to the 1996 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-employee Directors' Stock Option Plan and Options Granted Outside Any Plan of Copper Mountain Networks, Inc. of our report dated January 28, 2000, with respect to the financial statements of Copper Mountain Networks, Inc. included in the Current Report (Form 8-K) expected to be filed on February 22, 2000.



                                                    ERNST & YOUNG LLP



San Diego, California
February 18, 2000